Exhibit 10.2

AMEDISYS, INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(Effective January 1, 2009)

The following constitute the provisions of the Amended and Restated Employee Stock Purchase Plan of Amedisys, Inc.

1. Purpose. The purpose of the Amedisys, Inc. Amended and Restated Stock Purchase Plan (the “Plan”) is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

a)	“Board” shall mean the Board of Directors of the Company.

b)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

c)

“Closing Market Price” shall mean the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date on which there was a closing price), as reported by the Nasdaq Global Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the closing price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in the Wall Street Journal, or in the event that the Common Stock shall no longer be publicly traded or quoted (whether or not on an exchange) as of the particular date, such price as is determined by the Committee in such a method as it deems appropriate.

d)	“Committee” shall mean the Compensation Committee of the Board.

e)	“Common Stock” shall mean the $0.001 par value common stock of the Company.

f)	“Company” shall mean Amedisys, Inc., a Delaware corporation.

g) “Compensation” shall mean all regular straight time gross earnings and commissions, and shall not include payments for overtime, shift premium incentive compensation, incentive payments, bonuses and other compensation.

h) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

i) “Contribution Account” shall mean the account established on behalf of a Participant to which shall be credited that Participant’s Contributions.

j) “Contributions” shall mean all amounts deducted from a Participant’s payroll pursuant to Section 5.

k) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

l) “Employee” shall mean any person who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

n) “Exercise Date” shall mean the last trading day of each Offering Period.

o) “Offering Date” shall mean the first trading day of each Offering Period.

p) “Offering Period” shall mean a period of three (3) months commencing on January 1, April 1, July 1 and October 1 of each year except as otherwise indicated by the Company.

q) “Participant” shall mean an eligible Employee who has elected to buy Shares pursuant to and in accordance with the Plan.

r) “Plan” shall have the meaning set forth in Section 1.

s) “Purchase Price” shall mean the lower of (i) eighty-five (85%) of the Closing Market Price on the Offering Date, or (ii) eighty-five percent (85%) of the Closing Market Price on the Exercise Date;.

t) “Shares” shall mean shares of the Common Stock.

u) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

a) Any person who is an Employee as of the first day of a given Offering Period may become a Participant, subject to the requirements of the Plan (including the limitations set forth in Section 5(a)) and the limitations imposed by Section 423(b) of the Code.

b) Any provisions of the Plan to the contrary notwithstanding, no Employee may become a Participant if, on or immediately after an Offering Date, such Employee (or any other person whose stock would be attributed to such an Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent

(5%) or more of the total combined working power or value of all classes of stock of the Company or of any Subsidiary of the Company.

4. Participation.

a) A Participant must complete an enrollment form on the form provided by the Company and file it with the Company’s payroll office at least ten (10) days prior to the commencement of the applicable Offering Date, unless a later time for filing enrollment forms is set by the Committee for all eligible Employees with respect to a given offering.

b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid prior to the Exercise Date of each Offering Period subject to each Participant’s right to terminate deductions as provided in Section 9; provided however, that any payroll paid within five (5) business days preceding the Exercise Date will be included in the subsequent Offering Period.

5. Method and Amount of Payment of Contributions.

a) Each Participant’s enrollment form shall set forth the whole number percentage of the Participant’s Compensation (which shall be not less than 1% and not more than 15%) to be deducted and paid as Contributions. In addition, no Participant: (i) during any calendar year, may purchase Shares (under the Plan and all other employee stock purchase plans (described in Section 423 of the Code) that may be established by the Company and its Subsidiaries)) having a fair market value (determined as of each Offering Date) of more than Twenty-Five Thousand Dollars ($25,000); or (ii) during any Offering Period, may purchase more than 5,000 Shares.

b) All payroll deductions made by a Participant shall be credited to his or her Contribution Account. A Participant may not make any additional payments into such Contribution Account.

c) A Participant may discontinue participation in the Plan, or, on one occasion only during an Offering Period, may decrease the rate of Contributions during the Offering Period by completing and filing with the Company a new enrollment form. A change in rate shall be effective as of the beginning of the next calendar month during the Offering Period following the date of filing of the new enrollment form, if the form is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

6. Grant of Option. On the Offering Date of each Offering Period, each Participant shall be granted an option to purchase on the Exercise Date a number of Shares determined by dividing the amount of the Participant’s Contribution Account on the Exercise Date by the Purchase Price.

7. Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 9, his or her option will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of whole Shares subject to the option will be purchased at the applicable Purchase Price with his or her Contribution Account. No fractional Shares will be issued under the Plan. Unless requested to be returned by a Participant, any amount remaining in a Participant’s Contribution following exercise of an option granted hereunder will remain in the Contribution Account to be used in the next Offering Period along with contributions made during the next Offering Period. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his or her lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by him or her.

8. Delivery. As promptly as practicable after each Exercise Date, the Company shall arrange the delivery to each Participant, as appropriate, including but not limited to, direct deposit into a book entry account or brokerage account, the Shares purchased upon exercise of each Participant’s option. Shares to be delivered to a Participant will be registered in the name of the Participant or in the “Street Name” of a Company approved broker.

9. Voluntary Withdrawal; Termination of Employment.

a) A Participant may withdraw all but not less than all amounts in his or her Contribution Account at any time prior to two (2) business days before an Exercise Date by completing a Company approved notification. All those amounts will be paid to him or her as soon as practicable after receipt of his or her notice of withdrawal and his or her option for the then current Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares will be accepted during the Offering Period.

b) Upon termination of a Participant’s Continuous Status as an Employee prior to an Exercise Date for any reason, including retirement or death, all amounts in his or her Contribution Account will be returned to him or her or in the case of his or her death, to the person or persons entitled thereto under Section 13, and his or her option for the then current Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares will be accepted.

c) A failure to remain in Continuous Status as an Employee for at least twenty (20) hours per week during an Offering Period shall be deemed a termination of that Participant’s Continuous Status as an Employee.

d) A Participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding Offering Period (if then eligible) or in any similar plan which may hereafter be adopted by the Company.

10. Interest. No interest shall accrue on the Contributions of a Participant.

11. Stock.

a) The maximum number of Shares which shall be made available for sale under the Plan shall be 2,500,000 Shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 17. If the total number of Shares which would otherwise be subject to options granted pursuant to Section 6(a) on the Offering Date of an Offering Period exceeds the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the Shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of Shares subject to the option to each Participant affected thereby and shall similarly reduce the rate of Contributions, if necessary.

b) Participants will have no interest or voting right in Shares covered by his or her option until such option has been exercised.

12. Administration. The Committee shall oversee and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive. No member of the Committee shall be liable for any action taken or omitted or determination made in good faith with respect to the Plan.

13. Designation of Beneficiary.

a) A Participant may file a written designation of a beneficiary who is to receive Shares purchased (if death occurs after a Exercise Date) and cash, if any, from the Participant’s Contribution Account under the Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

b) Any designation of beneficiary may be changed by the Participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents of relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14. Transferability. Neither Contributions credited to a Contribution Account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect, except that the Company may treat such act as election to withdraw funds in accordance with Section 9.

15. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

16. Reports. Individual accounts will be maintained for each Participant. Statements of account will be given to Participants promptly following each Exercise Date, which statements will set forth the amounts of Contributions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

17. Adjustments. Upon Changes in Capitalization; Corporate Transactions.

a) Adjustments. Subject to any required action by the shareholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the Purchase Price with respect to each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of outstanding Shares resulting from a stock spit, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number and Purchase Price of Shares subject to an option.

b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the then current Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of the merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that this or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 9. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Shares for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares and the sale of assets or merger.

18. Amendment or Termination.

a) The Plan shall continue until terminated on accordance with this Section 18.

b) The Board or the stockholders of the Company may terminate or amend the Plan in any respect at any time, except that without the approval of the stockholders, the total number of Shares of that may be sold under the Plan may not be increased (except by adjustment pursuant to Section 17), the provisions of section 3 and 5 regarding eligibility may not be modified, the price at which shares may be purchased hereunder may not be reduced (except by adjustment pursuant to Section 17), and the provisions of this Section 18; provided, further, that no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant.

19. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location or by the person, designated by the Company for the receipt thereof.

20. Conditions Upon Issuance of Shares.

a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed.

b) As a consideration to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

c) Each Participant agrees, by entering the Plan, to promptly give the Company notice of any disposition of Shares purchased under the Plan where such disposition occurs within two (2) years after the Grant Date with respect to the Shares.